UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2007

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 278-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 10, 2007, the Compensation Committee of the Board of Directors of The Gymboree Corporation adopted a bonus plan for fiscal 2007 (“2007 Bonus Plan”) for all employees, including the named executive officers. The Compensation Committee also approved performance goals for bonuses to be paid under the 2007 Bonus Plan based on quarterly and annual earnings per share performance. The 2007 Bonus Plan provides for payment of cash bonuses at specified target payout amounts calculated as a percentage of a participant’s base salary. If at least the minimum applicable performance goals are met, bonus payments will range from 25% to 150% of the target payout amounts depending on how actual performance compares to the established performance goals. Bonuses will be calculated and paid quarterly if the quarter’s performance goals are met. Bonus amounts above 100% of the target payout amount for any quarter will be paid after the end of fiscal 2007. Participants in the 2007 Bonus Plan must be employed at the end of the applicable period to receive a quarterly bonus payment, and must be employed at the end of fiscal 2007 to receive payment of bonus amounts above 100% of the target payout amounts. If one or more quarterly performance goals are not met, but the annual performance goals are met, participants will receive a “catch-up” bonus, which would allow the total bonus paid for the year to equal up to the maximum (150%) of the annual target payout amount.

The Compensation Committee also approved annual target payout amounts, calculated as a percentage of base salary for 2007 Bonus Plan participants, including for the named executive officers, as set forth below. The base salaries and annual target payout amounts for the named executive officers are the same as the prior fiscal year, with the exception of Marina Armstrong, Senior Vice President, Stores, Human Resources and Loss Prevention and Secretary, whose base salary increased to $385,000 effective for fiscal year 2007.

Name	Title	2007 Annual Target Payout Amount
Matthew K. McCauley	Chief Executive Officer	$645,000

Kip Garcia	President	$327,250

Blair W. Lambert	Chief Operating Officer and Chief Financial Officer	$327,250

Marina Armstrong	Senior Vice President, Stores, Human Resources and Loss Prevention and Secretary	$327,250

Lynda Gustafson	Vice President and Corporate Controller	$82,800

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: February 15, 2007	By:	/s/ Blair W. Lambert
Blair W. Lambert
Chief Financial Officer and Chief Operating Officer

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